EXHIBIT 4.3
                       NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT (this "Agreement"), effective as of [Enter Grant Date], is made and entered into by and between Citadel Security Software Inc., a Delaware corporation (the "Company"), and [ Employee Name ] (the "Optionee").

     WHEREAS,  the  Company has awarded the non-qualified stock option described
                                            --------------------------
in  this  Agreement  (the  "Option")  to  the  Optionee;

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Optionee to continue as an employee of the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:

1.     Grant  of  Option.  The  Company  hereby grants to the Optionee, upon the
       -----------------
terms and subject to the conditions, limitations and restrictions set forth in this Agreement, and effective as of the date of this Agreement (the "Date of Grant"), an Option to acquire up to [ Number of Shares ] shares of Common Stock, at an exercise price per share of [ Exercise Price ]. The Optionee hereby accepts the Option from the Company.

2.     Vesting.  The  shares of Common Stock underlying the Option shall vest as
       -------
follows:
               _________ shares on ________
               _________ shares on ________
               _________ shares on ________
               _________ shares on ________
               _________ shares on ________
               _________ shares on ________
               _________ shares on ________
               _________ shares on ________
               _________ shares on ________

3.     Exercise.  In  order  to  exercise  the Option with respect to any vested
       --------
portion, the Optionee shall provide written notice to the Company at its principal executive office. At the time of exercise, the Optionee shall pay to the Company the exercise price per share set forth in Section 1 times the number of vested shares as to which the Option is being exercised. The Optionee shall make such payment in cash, check or at the Company's option in its sole discretion, by the delivery of shares of Common Stock having a fair market value on the date immediately preceding the exercise date equal to the aggregate exercise price. If the Option is exercised in full, the Optionee shall surrender this Agreement to the Company for cancellation. If the Option is exercised in part, the Optionee shall surrender this Agreement to the Company so that the


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Company  may make appropriate notation hereon or cancel this Agreement and issue a new agreement representing the unexercised portion of the Option.

4.     Who  May Exercise.  The Option shall be exercisable only by the Optionee,
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except  in the case of death or disability (determined by the Company in it sole discretion). To the extent exercisable after the Optionee's death or disability, the Option shall be exercised only by the Optionee (in case of a disability) or the Optionee's representatives, executors, successors or beneficiaries.

5.     Expiration  of  Option.  The  Option  shall  expire,  and  shall  not  be
       ----------------------
exercisable with respect to any vested portion as to which the Option has not been exercised, on the first to occur of: (a) the 10th anniversary of the Date of Grant; (b) the tenth anniversary of the Date of Grant; (c) 30 days after the date of termination of the Optionee's employment with the Company for any reason other than death or disability; or (d) one year after any termination of the Optionee's employment with the Company if such termination is due to the death or disability of the Optionee. The Option shall expire, and shall not be exercisable, with respect to any unvested portion, immediately upon the termination of the Optionee's employment with the Company for any reason, including death or disability.

6.     Tax  Withholding.  Any  provision  of  this  Agreement  to  the  contrary
       ----------------
notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject hereto.

7.     Transfer  of  Option.  The  Optionee  shall  not, directly or indirectly,
       --------------------
sell, transfer, pledge, encumber or hypothecate ("Transfer") any unvested portion of the Option or the rights and privileges pertaining thereto. In addition, the Optionee shall not, directly or indirectly, Transfer any vested portion of the Option other than by will or the laws of descent and distribution. Any permitted transferee to whom the Optionee shall Transfer the Option shall agree to be bound by this Agreement. Neither the Option nor the underlying shares of Common Stock is liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

8.     Certain  Legal  Restrictions.  The Company shall not be obligated to sell
       ----------------------------
or issue any shares of Common Stock upon the exercise of the Option or otherwise unless the issuance and delivery of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed. As a condition to the exercise of the Option or the sale by the Company of any additional shares of Common Stock to the Optionee, the Company may require the Optionee to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal or state securities laws. The Company shall not be liable for refusing to sell or issue any shares if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares. In addition, the Company shall have no obligation to the Optionee, express


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or  implied, to list, register or otherwise qualify any of the Optionee's shares of Common Stock. The shares of Common Stock issued upon the exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws. At the Company's option, the certificate evidencing shares of Common Stock issued to the Optionee may be legended as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

9.     Miscellaneous.
       -------------

     (a) The granting of the Option shall impose no obligation upon the Optionee to exercise the Option or any part thereof. Nothing contained in this Agreement shall affect the right of the Company to terminate the Optionee at any time, with or without cause, or shall be deemed to create any rights to employment on the part of the Optionee.

     (b) The rights and obligations arising under this Agreement are not intended to and do not affect the employment relationship that otherwise exists between the Company and the Optionee, whether such employment relationship is at will or defined by an employment contract.

     (c) Neither the Optionee nor any person claiming under or through the Optionee shall be or shall have any of the rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to the Optionee or such Optionee's agent.

     (d) Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth in the Company's records, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

     (e) Subject to the limitations in this Agreement on the transferability by the Optionee of the Option and any shares of Common Stock, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

     (f) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas and the United States, as applicable, without reference to the conflict of laws provisions thereof.


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     (g)     If  any  provision  of  this  Agreement  is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

     (h) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

     (i) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

     (j) This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supercedes all prior agreements and understandings pertaining thereto.

     (k) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

     (l) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     (m) At any time and from time-to-time, the Company may execute an instrument providing for modification, extension or renewal of any outstanding option, provided that no such modification, extension or renewal shall impair the Option in any respect without the consent of the holder of the Option. Except as provided in the preceding sentence, no supplement, modification or amendment of this Agreement or waiver or any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     (n) In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.


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     IN  WITNESS  WHEREOF, the parties hereto have executed this Agreement as of the  date  first  above  written.

                         COMPANY:

                         Citadel  Security  Software  Inc.

                         By:
                            ----------------------------------------
                                Steven  B.  Solomon
                                Chief  Executive  Officer


                         OPTIONEE:



                         -------------------------------------------
                         [ Optionee Name ]


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